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                                     EXHIBIT 11

                    KSL RECREATION GROUP, INC. AND SUBSIDIARIES

                      COMPUTATION OF EARNINGS (LOSS) PER SHARE
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(in Thousands, except share and per share data)
                                                                                         1998            1997          1996
                                                                                         ----            ----          ----
 NET INCOME (LOSS):
   Income (loss) before extraordinary item . . . . . . . . . . . . . . . . . . . . .    $14,114         $2,801       $(12,379)
   Extraordinary gain (loss) on early extinguishment of debt . . . . . . . . . . . .       --           (3,164)        32,120
                                                                                        -------         ------       --------

   Net income (loss) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $14,114          $(363)       $19,741
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DATA AS TO NUMBER OF COMMON AND COMMON
EQUIVALENT SHARES:
   Weighted average number of common shares outstanding. . . . . . . . . . . . . . .      1,000          1,000          1,000
   Common equivalent shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . .       --              --             --
                                                                                        -------         ------       --------

   Weighted average number of common and common equivalent shares outstanding. . . .      1,000          1,000          1,000
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Earnings (loss) per share - Basic & Diluted
Income (loss) per share before extraordinary item. . . . . . . . . . . . . . . . . .    $14,114         $2,801       $(12,379)
Extraordinary gain (loss) per share. . . . . . . . . . . . . . . . . . . . . . . . .        -           (3,164)        32,120
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EARNINGS (LOSS) PER SHARE - Basic & Diluted. . . . . . . . . . . . . . . . . . . . .    $14,114          $(363)       $19,741
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